Exhibit 5.1

25th Floor	Vancouver, BC	Tel 604 684 9151	www.farris.com
700 W Georgia St	Canada V7Y 1B3	Fax 604 661 9349

July 14, 2017

MacDonald, Dettwiler and Associates Ltd.

Suite 1570 – 200 Burrard Street

Vancouver, BC V6C 3L6

Dear Sirs/Mesdames:

Re:     MacDonald, Dettwiler and Associates Ltd. – Registration Statement on Form S-8

We have acted as Canadian counsel to MacDonald, Dettwiler and Associates Ltd. (the “Company”), a corporation governed by the Business Corporations Act (British Columbia), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The Registration Statement relates to the registration under the Securities Act of (a) 85,842 common shares, without par value (the “Common Shares”) of MacDonald, Dettwiler and Associates Ltd. reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. Directors’ Deferred Share Unit Plan (the “DSU Plan”), (b) 221,448 Common Shares reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. Employee Share Purchase Plan (the “ESPP”), (c) 669,280 Common Shares reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. 2013 Long Term Incentive Plan (the “2013 LTIP”), (d) 669,280 Common Shares reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. 2014 Long Term Incentive Plan (the “2014 LTIP”), (e) 669,280 Common Shares reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. 2015 Long Term Incentive Plan (the “2015 LTIP”) and (f) 200,000 Common Shares reserved for issuance under the MacDonald, Dettwiler and Associates Ltd. 2016 Long Term Incentive Plan (the “2016 LTIP”). The aggregate of 2,515,130 Common Shares are together called the “Shares”. The DSU Plan, ESPP, 2013 LTIP, 2014 LTIP, 2015 LTIP and 2016 LTIP are together called the “Plans”. The opinion set forth herein is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

For the purpose of providing this opinion we have examined, among other things, the Registration Statement, the Plans, and a certificate of an officer of the Company (the “Officer’s Certificate”) dated the date hereof with respect to certain factual matters. We have also considered such questions of law and examined such statutes, regulations, orders, certificates, records of corporate proceedings and other documents as we have considered necessary for the purpose of rendering this opinion.

In examining all documents and in providing our opinion below we have assumed that:

(a)	all individuals had the requisite legal capacity, all signatures are genuine, and all documents submitted to us as originals are complete, correct and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(b)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof; and

(c)	all facts set forth in the certificates supplied by the officers and directors of the Company including, without limitation, the Officer’s Certificate are complete, true and accurate as of the date hereof.

Our opinion below is expressed only with respect to the laws of the province of British Columbia and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion.

Based on and relying on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares have been issued and delivered in accordance with the terms and conditions of the applicable Plans, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement of the Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours very truly,

/s/ Farris, Vaughan, Wills & Murphy LLP

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